Exhibit 10.2

BP America Production Company

P O Box 3092

Houston, Texas 77253-3092

501 Westlake Park Boulevard

Houston, Texas 77079

Jeanine Haller Piskurich

East Area Land Manager

Phone:     281.366.7158

Email to: Jeanine.Haller-piskurich@bp.com

September 18, 2014

Forest Oil Corporation

Attn: Sarah Peay

707 17th Street, Suite 3600

Denver, Colorado 80202-4966

Brammer Engineering

Attn: Robert Kyle

400 Texas Street, Suite 600

Shreveport, Louisiana 71101

RE:	Closing Letter Agreement
Rusk County Property Sale
Rusk County, Texas

CLOSING LETTER AGREEMENT

RUSK COUNTY PROPERTY SALE

Dear Ms. Peay & Mr. Kyle:

1.	Pursuant to that letter dated August 1, 2014, Forest Oil Corporation (“Forest”) agreed to pay twenty million dollars ($20,000,000.00) to BP America Production Company (“BP”) for its interest in certain properties described therein. BP, Forest and Brammer Engineering, Inc. (“Brammer”) will execute a Deed and Assignment and Bill of Sale (“Assignment”), effective October 1, 2014 (“Effective Date”) to assign such properties to Forest, subject to the terms and conditions in the Assignment and stated herein below. BP, Forest and Brammer may sometimes be referred to herein individually as “Party” or collectively as “Parties”.

2.	The Parties agree that Brammer will not receive any cash proceeds upon execution of the Assignment. The entire twenty million dollars ($20,000,000.00) shall be paid directly to BP via wire transfer.

a.

The Parties agree to withhold from the closing scheduled on October 1, 2014 any lease for which third-party consent has not been obtained as of September 30, 2014 (“Holdback Assets”). The Parties shall not close on these Holdback Assets and the $20,000,000.00 purchase price shall be reduced at closing by an amount equal to the sum of net acres from the leases comprising the Holdback Assets multiplied by seven hundred and fifty dollars ($750.00) (“Holdback Amount”). BP and Brammer shall continue to use all reasonable efforts to obtain all third-party consents not previously obtained and Forest shall provide reasonable cooperation with such efforts. As to all Holdback Assets for which appropriate consents are obtained on or before December 1, 2014, the Parties shall consummate the purchase and sale of such Holdback Assets, at which time Forest shall pay to BP an amount equal to the portion of the

Forest Oil Corporation & Brammer Engineering, Inc.

Closing Letter Agreement

Rusk County Property Sale

September 18, 2014

Holdback Amount attributable to such Holdback Assets, for which consents have been obtained in accordance with this paragraph in exchange for an assignment of such Holdback Assets. Such assignment shall be identical to the Assignment, described above.

3.	The Parties agree that $1,611,903.14 is owed by Forest for its 0.17866458 share of the drilling, completion, facility and LOE costs through the August 2014 JIB, and midstream costs incurred through the July 2014 production month for the Snider Industries Gas Unit #1H (API # 42-401-35260), and this amount shall be paid to BP concurrently with the twenty million dollar ($20,000,000.00), less the Holdback Amount, wire transfer. Forest shall pay to BP its proportionate share of any additional pre-Effective Date costs as part of the Final Accounting Settlement contemplated in the Assignment.

4.	Forest shall use the following instructions to wire transfer the twenty million dollar ($20,000,000.00) purchase price in addition to any other monies owed BP as stated herein:

Account Name: Bank: Account Number: ABA Number: Swift Code:	BP America Production Company JP Morgan Chase Bank – New York 9102499747 021000021 CHASUS33

5.	Prior to the Effective Date, Brammer shall empty the oil/condensate tanks for the below listed wells. On the morning of October 1, 2014, prior to 7:00 a.m., central standard time, Brammer shall gauge the tanks and send reports of the associated production volumes to BP for inclusion in the Final Accounting Statement (“FAS”).

a.	Jon S. Brown Gas Unit #1H (API # 42-401-35257)

b.	Snider Industries Gas Unit #1H (API # 42-401-35260)

c.	Kangerga Gas Unit #2H (API # 42-401-35259)

6.	By September 15, 2014, Brammer shall prepare a Certificate of Compliance and Transportation Authority form (“Form P-4”) with the Railroad Commission of Texas (“RRC”) to request the operator for the wells listed in Provision 4 be changed from Brammer to Forest. Forest will sign the Form P-4 and return to Brammer prior to the Effective Date. On the Effective Date, Brammer will file the Form P-4 with the RRC. Brammer will also provide a fully executed copy of the Form P-4 to Forest and BP for its records.

7.	On the Effective Date, Brammer shall prepare and submit an Application for Existing Water Well Registration or Ownership Transfer form for each water well listed on Exhibit A-5 of the Assignment to the Rusk County Groundwater Conservation District. Brammer will also provide a fully executed copy of the form to Forest and BP for its records.

8.	Upon execution of the Assignment by all Parties, Brammer and BP shall provide the following to Forest within ten business (10) days:

a.	All Joint Interest Billing (JIB) decks

b.	All Division of Interest (DOI) decks

c.	Letters-in-Lieu

Forest Oil Corporation & Brammer Engineering, Inc.

Closing Letter Agreement

Rusk County Property Sale

September 18, 2014

d.	Vendor list (for LOE)

e.	Allocations

f.	All historical division of interest (DOI) documents and/or images

g.	Overhead rates (Not Applicable)

9.	Upon execution of the Assignment by all Parties, Brammer shall provide the following to Forest within thirty business (30) days:

a.	Well files

10.	Upon execution of the Assignment by all Parties, BP shall provide the following to Forest within ten (10) business days:

a.	All Lease Files, including but not limited to copies of the leases, mineral ownership reports, plats, and payment information

b.	All Contract Files

c.	Shape Files with lease information

d.	All Title Opinions and Runsheets

e.	Any additional information in BP records that concern the Properties described in the Assignment

11.	Brammer will make all marketing nominations for October production. Forest will make all marketing nominations beginning with November production. The Letters-in-Lieu described above in paragraph 7 will direct Enbridge and Plains to pay Forest directly starting with October production. If, for some reason, Enbridge and/or Plains has not processed the Letters-in-Lieu in time for October production and remits payment for same to Brammer/BP, then Brammer/BP will pay gross proceeds for October production directly to Forest within 15 days of receiving it.

12.	In accordance with the terms of the Assignment, BP and Brammer will provide Forest with a FAS, which will include the following:

a.	Sales Price

b.	Forest’s proportionate share of the following costs for the Snider Industries Gas Unit #1H

i.	Drilling and completion costs

ii.	Facility and compressor costs

iii.	Pipeline costs

iv.	Marketing and midstream costs

v.	JIBs

c.	Oil/condensate in tanks prior to the Effective Date

d.	Wellbore Co-tenant Payout Statements

e.	Royalty Suspense Revenue

Forest Oil Corporation & Brammer Engineering, Inc.

Closing Letter Agreement

Rusk County Property Sale

September 18, 2014

13.	If Brammer receives any invoices for well and/or operating costs for services rendered prior to the Effective Date, such invoices shall processed by Brammer for payment by BP and Forest. Forest’s share of the costs for services rendered prior to the Effective Date shall be limited to its proportionate share of the Snider Industries Gas Unit #1H. If Brammer receives any invoices for well and/or operating costs for services rendered after the Effective Date, such invoices shall be sent to Forest for payment. Brammer shall also notify any vendors of the Assignment and shall provide the vendor with Forest’s contact information for future invoices post the Effective Date.

14.	Please evidence you acceptance and agreement to the foregoing by signing and dating where indicated. Each Party will retain one of the three duplicate originals provided for its files.

Sincerely,

/s/ Jeanine Haller Piskurich

Jeanine Haller Piskurich

Attorney-in-Fact

Accepted this 1st day of October, 2014.

FOREST OIL CORPORATION

By:	/s/ Tim Savoy
Name:	Tim Savoy
Title:	Sr. V.P. - MCBU

Accepted this 1st day of October, 2014.

BRAMMER ENGINEERING, INC.

By:	/s/ Keith Evans
Name:	Keith Evans
Title:	President